EXHIBIT 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

March 25, 2021

G1 Therapeutics, Inc.

700 Park Offices Drive, Suite 200

Research Triangle Park, NC 27709

Ladies and Gentlemen:

We have acted as legal counsel to G1 Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,946,553 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), including (i) 1,096,553 shares of the Company’s Common Stock that may be issued pursuant to the Company’s 2017 Employee, Director and Consultant Equity Plan (the “2017 Plan”); (ii) 300,000 shares of the Company’s Common Stock that may be issued upon the exercise of a non-qualified stock option granted to Soma Gupta as an inducement material to her entering into employment with the Company (the “Gupta Option Agreement”); (iii) 50,000 shares of the Company’s Common Stock that may be issued upon the exercise of a non-qualified stock option granted to William C. Roberts as an inducement material to his entering into employment with the Company (the “Roberts Option Agreement”); and (iv) 500,000 shares of the Company’s Common Stock that may be issued pursuant to the Company’s 2021 Inducement Equity Incentive Plan (the “2021 Inducement Plan”). This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect; the Gupta Option Agreement; the Roberts Option Agreement; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein. In addition, we have assumed that the Company will receive any required consideration in accordance with the terms of the 2017 Plan, the Gupta Option Agreement, the Roberts Option Agreement, and the 2021 Inducement Plan.

Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

BOSTON                LONDON                 LOS ANGELES                NEW YORK                SAN DIEGO                SAN FRANCISCO                WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ

March 25, 2021 Page 2

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the 2017 Plan, the Gupta Option Agreement, the Roberts Option Agreement, or the 2021 Inducement Plan, as applicable, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.